       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 4, 1998
                                                 REGISTRATION NO. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             AMKOR TECHNOLOGY, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
                            ------------------------

       DELAWARE                        1345 ENTERPRISE DRIVE                             23-1722724
(STATE OF INCORPORATION)               WEST CHESTER, PA 19380              (I.R.S. EMPLOYER IDENTIFICATION NO.)
                              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                 1998 STOCK PLAN
                            1998 DIRECTOR OPTION PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                   1998 STOCK OPTION PLAN FOR FRENCH EMPLOYEES
                          (THE "FRENCH EMPLOYEE PLAN")
                           (FULL TITLE OF THE PLANS)
                            ------------------------

                   FRANK J. MARCUCCI, CHIEF FINANCIAL OFFICER
                             AMKOR TECHNOLOGY, INC.
                              1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
                                 (610) 431-9600
                      (NAME, ADDRESS, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:
                             LARRY W. SONSINI, ESQ.
                             BRUCE M. MCNAMARA, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                     650 PAGE MILL ROAD, PALO ALTO, CA 94304
                                 (650) 493-9300

==============================================================================================================
                                      CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                                                       PROPOSED      PROPOSED
                     TITLE OF                            MAXIMUM       MAXIMUM       MAXIMUM
                    SECURITIES                           AMOUNT        OFFERING      AGGREGATE     AMOUNT OF
                       TO BE                              TO BE        PRICE PER     OFFERING     REGISTRATION
                    REGISTERED                         REGISTERED        SHARE         PRICE           FEE
--------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 issuable
pursuant to options:
   To be issued under the 1998 Stock Plan........  1,906,400 shares    $ 3.56(1)    $ 6,786,784      $ 2,057
   Issued under the 1998 Stock Plan..............  3,093,600 shares    $10.98(2)    $33,967,728      $10,293
   To be issued under the French Employee Plan...    181,400 shares    $ 3.56(1)    $   645,784      $   196
   Issued under the French Employee Plan.........     68,600 shares    $10.99(3)    $   753,914      $   228
   To be issued under the 1998 Director
     Option Plan.................................    240,000 shares    $ 3.56(1)    $   854,400      $   259
   Issued under the 1998 Director Option Plan....     60,000 shares    $ 9.74(4)    $   584,400      $   177
Common Stock to be issued under the 1998
Employee Stock Purchase Plan.....................  1,000,000 shares    $ 3.03(5)    $ 3,030,000      $   918
             TOTAL                                 6,550,000 shares                 $46,623,010      $14,128
=============================================================================================================

(1) Computed in accordance with Rule 457(c) under the Securities Act of 1933. Such computation is based on $3.56 per share, the average of the high and low prices of the Company's Common Stock as reported by the Nasdaq National Market for September 3, 1998 (the "Market Price").
(2) Computed in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $10.98 per share covering outstanding options under the 1998 Stock Plan.
(3) Computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $10.99 per share covering outstanding options under the French Employees Plan.
(4) Computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $9.74 per share covering outstanding options under the 1998 Director Option Plan.
(5) Computed in accordance with Rule 457(c) under the Securities Act of 1933. Such computation is based on $3.03 per share (85% of the Market Price).

                             AMKOR TECHNOLOGY, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Prospectus the following documents and information previously filed by Amkor Technology Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission:

     (1) The Prospectus filed as part of a Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-49645) filed with the Commission on August 26, 1998.

     (2) The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1998 and June 30, 1998.

     (3) The description of the Registrant's Common Stock as set forth in the Registration Statement filed by the Registrant on Form 8-A on April 29, 1998 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any amendments or reports thereto filed with the Securities and Exchange Commission for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The class of securities to be offered is registered under Section 12 of the Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law. The Company's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law. The Company's Bylaws provide for the indemnification of officers, directors and third parties acting on behalf of the Company if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful. The Company has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Company's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     Exhibit
     Number                                Description
     -------   -----------------------------------------------------------------
      3.1*     Certificate of Incorporation.
      3.2**    Certificate of Correction to Certificate of Incorporation
      3.3**    Restated Bylaws.
      4.1*     1998 Stock Plan.
      4.2*     1998 Director Option Plan.
      4.3*     1998 Employee Stock Purchase Plan.
      4.4*     1998 French Employee Option Plan.
      5.1      Opinion of counsel as to legality of securities being registered.
     23.1      Consent of Arthur Andersen LLP, Independent Accountants.
     23.2      Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
               Exhibit 5.1).
     23.3      Consent of Samil Accounting Corporation.
     23.4      Consent of Chong Un & Company.
     23.5      Consent of SyCip Gorres Velayo & Co.
     23.6      Consent of Sciana Carr & O'Connor, LLP.
     24.1      Power of Attorney (see page II-1).

---------------------
     * Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-37235).

    ** Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-49645).


ITEM 9.   UNDERTAKINGS.

a.   The Registrant hereby undertakes

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Certificate of Incorporation, Bylaws or indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania, on this 31st day of August, 1998.

                                 AMKOR TECHNOLOGY, INC.

                                 /s/ James J. Kim
                                 -----------------------
                                 James J. Kim
                                 Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Kim and Frank J. Marcucci, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                                Title                                    Date
---------------------------------------------------------------------------------------------------

/s/ James J. Kim                Chief Executive Officer and Chairman               August 31, 1998
------------------------------  (Principal Executive Officer)
James J. Kim

/s/ Frank J. Marcucci           Chief Financial Officer and Secretary              August 31, 1998
------------------------------  (Principal Financial and Accounting Officer)
Frank J. Marcucci


/s/ John N. Boruch              President and Director                             August 31, 1998
------------------------------
John N. Boruch


                                Director
------------------------------
Thomas D. George


/s/ Gregory K. Hinckley        Director                                           August 31, 1998
------------------------------
Gregory K. Hinckley


/s/ Winston J. Churchill       Director                                           August 31, 1998
------------------------------
Winston J. Churchill


/s/ Robert E. Denham           Director                                           August 31, 1998
------------------------------
Robert E. Denham

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


--------------------------------------------------------------------------------

                                    EXHIBITS

--------------------------------------------------------------------------------


                       Registration Statement on Form S-8


                             AMKOR TECHNOLOGY, INC.

                               September 4, 1998

                                INDEX TO EXHIBITS

     Exhibit
     Number                                Description
     -------   -----------------------------------------------------------------
      3.1*     Certificate of Incorporation.
      3.2**    Certificate of Correction to Certificate of Incorporation
      3.3**    Restated Bylaws.
      4.1*     1998 Stock Plan.
      4.2*     1998 Director Option Plan.
      4.3*     1998 Employee Stock Purchase Plan.
      4.4*     1998 French Employee Option Plan.
      5.1      Opinion of counsel as to legality of securities being registered.
     23.1      Consent of Arthur Andersen LLP, Independent Accountants.
     23.2      Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
               Exhibit 5.1).
     23.3      Consent of Samil Accounting Corporation.
     23.4      Consent of Chong Un & Company.
     23.5      Consent of SyCip Gorres Velayo & Co.
     23.6      Consent of Siana Carr & O'Connor, LLP.
     24.1      Power of Attorney (see page II-1).

---------------------
     * Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-37235).

    ** Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-49645).